EXHIBIT 99.1

ANSYS Announces Strong Q1 2019 Results and Raises FY 2019 Outlook for Revenue and EPS

Reports Double-Digit Growth in Revenue and Operating Cash Flow
Announces Acquisition of DfR Solutions

Key Highlights - Q1 2019

  GAAP revenue of $317.1 million and non-GAAP revenue of $319.9 million
  GAAP diluted earnings per share of $1.01 and non-GAAP diluted earnings per share of $1.29
  GAAP operating profit margin of 30.2% and non-GAAP operating profit margin of 42.9%
  Operating cash flows of $151.6 million, an increase of 14% over Q1 2018
  Deferred revenue and backlog of $672.6 million at March 31, 2019, an increase of 13% over Q1 2018
  Repurchased 0.3 million shares in the first quarter at an average price of $179.42

PITTSBURGH, May 01, 2019 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ: ANSS), today reported first quarter 2019 GAAP and non-GAAP revenue growth of 12% and 13%, respectively, or 15% and 16%, respectively, in constant currency. For the first quarter, the Company reported growth in diluted earnings per share of 3% and 8% on a GAAP and non-GAAP basis, respectively.

“We’re off to an excellent start to 2019, delivering double-digit growth in both software license and total revenue. The ANSYS strategy is working. Driven by our vision of Pervasive SimulationTM, the strength of our portfolio and our excellent relationships with customers, we continue to see tremendous demand for our products and solutions,” said Ajei Gopal, ANSYS President and CEO.

“Q1 also saw the introduction of new capabilities across our entire line of products, including a new ANSYS Cloud offering, which allows customers to easily and instantaneously access on-demand, cloud-based high-performance computing directly from ANSYS’ flagship products. In addition, as previously announced, we continued to invest in expanding our multi-physics product portfolio capabilities and employee talent, acquiring Granta Design and Helic. Both Granta and Helic have been successfully integrated and are operating efficiently within the ANSYS platform. And, I am excited that we announced today the addition of DfR Solutions, a market leader in designer-level electronics reliability assessment software.  With the proliferation of electronic components across products, it is critical for companies in nearly every industry to ensure the reliability of their electronics.  DfR’s Sherlock solution, coupled with the robust reliability, accuracy and speed of our flagship solutions, will allow our customers to reduce their design cycle times and boost their products’ reliability and performance,” Gopal added.

Maria Shields, ANSYS CFO, stated, “The underlying fundamentals of our business performed at or above the high end of our expectations, as evidenced by our first quarter revenue, deferred revenue and backlog, and cash flows.  Earnings were also very strong for the quarter, and our operating margin was above the high end of our guidance, driven by the over-performance in revenues. As a result of our solid performance in Q1, combined with our growing business momentum, we are raising our full-year 2019 guidance.”

Financial Results

ANSYS' first quarter 2019 and 2018 financial results are presented below. The 2019 and 2018 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.

GAAP and non-GAAP results:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change
Revenue	$317.1	$282.9	12%	$319.9	$283.3	13%
Net income	$86.2	$84.3	2%	$110.7	$103.1	7%
Diluted earnings per share	$1.01	$0.98	3%	$1.29	$1.20	8%
Operating profit margin	30.2%	33.6%		42.9%	45.0%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2019 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months ended March 31, 2019 and 2018, and for the 2019 financial outlook, can be found in the condensed financial information included in this release.

Other Financial Metrics

(in millions, except percentages)	Q1 2019	Q1 2018	% Change	% Change in Constant Currency
Annual contract value (ACV)	$303.5	$293.9	3%	7%
Operating cash flows	$151.6	$132.4	14%

ACV, or annual contract value, is a financial performance metric that we introduced in 2018. We believe this new measure is an improved metric as compared to the historically provided bookings metric because it adjusts the sales bookings metric to reflect only the annual value of a contract and also adjusts to reflect the sales booking at the date of the contract inception or renewal. There is no GAAP measure comparable to ACV. ACV is composed of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus the value of work performed during the period on fixed-deliverable services contracts.

Management's 2019 Financial Outlook

The Company's second quarter and fiscal year 2019 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.

The financial guidance below includes the impact of the Company's acquisitions of Granta Design Limited and Helic, Inc., both of which closed in February 2019.

Second Quarter 2019 Guidance

The Company currently expects the following for the quarter ending June 30, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$322.9 - $342.9	$325.0 - $345.0
Diluted earnings per share	$0.79 - $1.00	$1.18 - $1.30

Fiscal Year 2019 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2019:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$1,421.9 - $1,471.9	$1,430.0 - $1,480.0
Diluted earnings per share	$4.30 - $4.82	$5.75 - $6.10

(in millions)	Other Financial Metrics
ACV	$1,425.0 - $1,470.0
Operating cash flows	$470.0 - $510.0

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on May 2, 2019 to discuss first quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session. The Company will also post a complementary investor presentation titled "1Q 2019 Investor Presentation" that can be accessed by clicking News & Events, then Presentations on our website at https://investors.ansys.com.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10130626. The archived webcast can be accessed, along with other financial information, on ANSYS' website at https://investors.ansys.com/news-and-events/events-calendar.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	March 31, 2019	December 31, 2018
ASSETS:
Cash & short-term investments	$607,628	$777,364
Accounts receivable, net	268,526	317,700
Goodwill	1,748,228	1,572,455
Other intangibles, net	278,327	211,272
Other assets(1)	469,554	387,173
Total assets	$3,372,263	$3,265,964
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$330,890	$328,584
Other liabilities(1)	356,992	287,833
Stockholders' equity	2,684,381	2,649,547
Total liabilities & stockholders' equity	$3,372,263	$3,265,964

(1) Effective January 1, 2019, the Company adopted a new leasing standard, which requires virtually all leases to be recorded on the balance sheet. Results for reporting periods beginning after January 1, 2019 are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with previous guidance. The adoption of the new standard resulted in the recognition of approximately $90 million of lease assets, and corresponding lease liabilities, on the Company's condensed consolidated balance sheet as of January 1, 2019.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended
(in thousands, except per share data)	March 31, 2019	March 31, 2018
Revenue:
Software licenses	$123,044	$110,046
Maintenance and service	194,086	172,827
Total revenue	317,130	282,873
Cost of sales:
Software licenses	4,708	3,911
Amortization	4,547	8,786
Maintenance and service	25,560	26,341
Total cost of sales	34,815	39,038
Gross profit	282,315	243,835
Operating expenses:
Selling, general and administrative	112,169	87,809
Research and development	70,738	57,530
Amortization	3,759	3,435
Total operating expenses	186,666	148,774
Operating income	95,649	95,061
Interest income	3,442	2,285
Other expense, net	(425)	(308)
Income before income tax provision	98,666	97,038
Income tax provision	12,436	12,758
Net income	$86,230	$84,280
Earnings per share – basic:
Earnings per share	$1.03	$1.00
Weighted average shares	83,764	83,931
Earnings per share – diluted:
Earnings per share	$1.01	$0.98
Weighted average shares	85,493	86,152

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	March 31, 2019				March 31, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$317,130	$2,780	(1)	$319,910	$282,873	$401	(4)	$283,274
Operating income	95,649	41,537	(2)	137,186	95,061	32,351	(5)	127,412
Operating profit margin	30.2%			42.9%	33.6%			45.0%
Net income	$86,230	$24,440	(3)	$110,670	$84,280	$18,784	(6)	$103,064
Earnings per share – diluted:
Earnings per share	$1.01			$1.29	$0.98			$1.20
Weighted average shares	85,493			85,493	86,152			86,152

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2)	Amount represents $23.8 million of stock-based compensation expense, $4.0 million of excess payroll taxes related to stock-based awards, $8.3 million of amortization expense associated with intangible assets acquired in business combinations, $2.7 million of transaction expenses related to business combinations and the $2.8 million adjustment to revenue as reflected in (1) above.
(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $15.6 million, adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $1.3 million, and rabbi trust income of $0.2 million.
(4)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(5)	Amount represents $15.3 million of stock-based compensation expense, $3.1 million of excess payroll taxes related to stock-based awards, $12.2 million of amortization expense associated with intangible assets acquired in business combinations, $1.4 million of transaction expenses related to business combinations and the $0.4 million adjustment to revenue as reflected in (4) above.
(6)	Amount represents the impact of the adjustments to operating income referred to in (5) above, decreased for the related income tax impact of $15.0 million and increased for adjustments related to the transition tax associated with the Tax Cuts and Jobs Act of $1.4 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending June 30, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.79 - $1.00
Adjustment to exclude acquisition adjustments to deferred revenue	$0.02 - $0.04
Adjustment to exclude acquisition-related amortization	$0.07 - $0.09
Adjustment to exclude stock-based compensation	$0.22 - $0.27
Exclusion of transition tax adjustments related to the Tax Cuts and Jobs Act	($0.01)
Non-GAAP expectation	$1.18 - $1.30

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2019
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$4.30 - $4.82
Adjustment to exclude acquisition adjustments to deferred revenue	$0.06 - $0.10
Adjustment to exclude acquisition-related amortization	$0.28 - $0.34
Adjustment to exclude stock-based compensation	$0.92 - $0.99
Adjustment to exclude acquisition-related transaction expenses	$0.04
Exclusion of transition tax adjustments related to the Tax Cuts and Jobs Act	($0.02)
Non-GAAP expectation	$5.75 - $6.10

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. The Company recorded impacts to its income tax provision related to the enactment of the Tax Cuts and Jobs Act, specifically for the transition tax related to unrepatriated cash and the impacts of the tax rate change on net deferred tax assets. Management excludes these impacts for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as (i) the charges are not expected to recur as part of its normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding:  market demand for our products and solutions; successful integrations of acquisitions; trends in customer development processes and the success of our strategy of Pervasive Engineering Simulation; our ability to continue to invest in the business; our projections for the second quarter of 2019 and fiscal year 2019 (in both GAAP and non-GAAP measures to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs with related tax impacts and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act); statements regarding management's use of non-GAAP financial measures and statements regarding investing in the business are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). The words “believe,” “continue,” “expect,” and similar expressions are intended to identify forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to: the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services; the risk that declines in ANSYS’ customers’ business may lengthen customer sales cycles; the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions; the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate; the risk that ANSYS has overestimated its ability to maintain growth and profitability, and control costs; uncertainties regarding the demand for ANSYS' products and services in future periods; uncertainties regarding customer acceptance of new products; the risk of ANSYS’ products' future compliance with industry quality standards and its potential impact on the Company’s financial results; the risk that the Company may need to change its pricing models due to competition and its potential impact on the Company’s financial results; the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products; the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales; the risk that the Company may not be able to recruit and retain key executives and technical personnel; the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently; the risk of unauthorized access to and distribution of the Company’s source code; the risk of the Company’s implementation of its new IT systems; the risk of difficulties in the relationship with ANSYS’ independent regional channel partners; the risk of ANSYS' reliance on high renewal rates for annual lease and maintenance contracts and the result that any change in these rates may have on the Company’s financial results; the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful; the risk of periodic reorganizations and changes within ANSYS’ sales organization; the risk of industry consolidation and the impact it may have on customer purchasing decisions; and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play.

ANSS - F

Contact:
Investors:
Annette Arribas, IRC
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com